                        COMPANY:  WORLD OF SCIENCE, INC.
                                  TICKER: WOSI
                                 EXCHANGE:  NMS

                                FORM-TYPE:  10-K
          Exhibit 11.  Statement re Computation of Per Share Earnings


                          FILING-DATE:  April 30, 1998

                                  Exhibit 11.1

                             WORLD OF SCIENCE, INC.
                      COMPUTATION OF PER SHARE NET INCOME
                     (In thousands, except per share data)


                                                                          Year  Ended
                                                                          -----------

                                                        January 31, 1998       February 1, 1997      January 28, 1996
                                                      --------------------  ----------------------  -------------------
Basic Earnings Per Share:
Net earnings                                                 $1,760                  $1,736               $1,304
                                                             ------                  ------               ------
Weighted average common shares outstanding                    4,362                   3,482                3,482
Basic earnings per share                                     $ 0.40                  $ 0.50               $ 0.37
                                                             ======                  ======               ======
Diluted Earnings Per Share:
Net earnings                                                 $1,760                  $1,736               $1,304
                                                             ------                  ------               ------
Weighted average common shares outstanding                    4,362                   3,482                3,482
Dilutive effect of outstanding stock options                     83                      40                   11
Dilutive effect of outstanding stock warrants                    --                      --                    3
Dilutive effect of option granted by Chairman
     to former President of the Company                          --                      --                  242
                                                             ------                  ------               ------
                                                              4,445                   3,522                3,738

Diluted earnings per share                                   $ 0.40                  $ 0.49               $ 0.35
                                                             ======                  ======               ======


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